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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 12, 2004, with respect to the financial statements of Ischemia Technologies, Inc. incorporated by reference in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 of Inverness Medical Innovations, Inc., Registration Statement No. 333-124461, filed on August 31, 2005.

/s/ ERNST & YOUNG LLP
Denver, Colorado August 26, 2005

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  Exhibit 23.2